EXHIBIT 99.1

                            STOCK SUBSCRIPTION OFFER

                           OLIVER CREEK RESOURCES INC.


TO: BOARD OF DIRECTORS:

     1. Subscription: ____________________________ (the "Undersigned"), whose address is ________________________________________________________, hereby offers to subscribe for (__________) Units (the "Units") consisting of one share of Common Stock (the "Stock") and two Warrants (the "Warrants") of Oliver Creek Resources Inc., a Nevada corporation ("the Company") whose address is 6952 Lanark Street, Vancouver, B.C. Canada V5P 2Z7. The par value of the Common Stock is $.001. Each Warrant entitles the holder to purchase one share of the Company's Common Stock at an exercise price of $.10, for a period of two years from _________________, or on _____________________. The Undersigned agrees to pay $.05 per Unit for such Units, for an aggregate purchase price of ____________________________________ ($__________), payable at the time of subscription.

     2. Representations and Warranties of the Undersigned: The Undersigned hereby represents and warrants that:

A. The Undersigned is financially responsible, able to meet his/her/its obligations hereunder, and acknowledges this investment may be long term and is by its nature speculative; further, the Undersigned acknowledges he/she/it is financially capable of bearing the risk of this investment.

B. The Undersigned has had substantial experience in business or investments in one or more of the following:

     (i) knowledge of, and investment experience with, securities such as stocks and bonds;

     (ii) ownership of interests in new ventures and/or start-up companies;

     (iii) experience in business and financial dealings, and the Undersigned can protect his/her/its own interests in an investment of this nature and does not have a "Purchaser Representative," as that term is defined in Regulation D of the Securities Act of 1933, as amended, (the "Securities Act") and does not need such a Representative.

C. The Undersigned is capable of bearing the high degree of economic risks and burdens of this investment, including, but not limited to, the possibility of complete loss of all his/her/its investment capital and the lack of a liquid public market, such that he/she/it may not be able to readily liquidate the investment whenever desired or at the then current asking price of the Stock.

D. At no time was the Undersigned presented with or solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement, or any other form of general advertising otherwise than in connection and concurrently with this Offer.

E. The Stock which the Undersigned hereby subscribes is being acquired solely for his/her/its own account, for investment, and is not being purchased with a view to or for the resale or distribution thereof and the Undersigned has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale or distribution.

     The foregoing representations and warranties shall be true and accurate as of the date hereof and as of the date of any acceptance of this Offer by the Company and shall survive the date of such acceptance by the Company.

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     3. Access to and Furnishing Information: The Company has provided the
Undersigned with a copy of the Prospectus filed with the U.S. Securities and Exchange Commission. The Undersigned hereby acknowledges that he/she/it has had an opportunity to review and understand the foregoing and has, if he/she/it deemed necessary, consulted with a legal and/or tax advisor.

     4. Common Stock Purchase Warrants: Each Warrant entitles the holder to purchase one share of the Company's Common Stock at an exercise price of $.10, for a period of two years from the date of the Prospectus, expiring on
_________________.

     5. Revocation: The undersigned agrees that he/she/it shall not cancel, terminate or revoke this Agreement or any provisions hereof or any agreement of the Undersigned made hereunder.

     6. Notices: All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the Undersigned or to the Company at their respective addresses set forth below.

     7. Governing Law: This Agreement and other transactions contemplated hereunder shall be construed in accordance with and governed by the laws of the State of Nevada.

     8. Entire Agreement: This Offer constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

     IN WITNESS WHEREOF, the parties hereto have executed this Offer as of the date and year set forth below.



                                  DATED this ________ day of __________, ______.


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                                                    Signature


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                                  Name (Please Print)


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                                                     Address

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                                  City         Province/State    Postal/Zip Code


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                                                    Telephone


ACCEPTED BY:

OLIVER CREEK RESOURCES INC.


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Bruce Thomson, President and CEO

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